UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2021

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item 7.01 Regulation FD Disclosure.
Baxter International Inc. (the “Company”) is furnishing this Current Report on Form 8-K to recast certain historical segment and product category (previously referred to as Global Business Unit (GBU)) financial information on a basis consistent with the changes described below, which are effective for the quarterly period ended March 31, 2021.
The Company’s reportable segments are the Americas (North and South America), EMEA (Europe, Middle East and Africa) and APAC (Asia Pacific). In the first quarter of 2021, the information provided to the Company’s Chief Executive Officer for purposes of allocating resources and assessing performance was updated to reallocate contracted services activities performed at a German manufacturing facility from the Company’s EMEA segment to its Americas segment. The contracted services performed at that facility are part of the Company’s BioPharma Solutions business, which is managed as part of the Americas segment. Accordingly, the reported financial results of the Americas segment will now include the contracted services activities performed at that facility.
Additionally, beginning for the first quarter of 2021, the Company’s product category net sales disclosures will separately present net sales from its BioPharma Solutions business, which were previously included within Other. The Company’s remaining product categories will continue to consist of Renal Care, Medication Delivery, Pharmaceuticals, Clinical Nutrition, Advanced Surgery, Acute Therapies and Other. Concurrent with that disaggregation of net sales from its BioPharma Solutions business, the Company will also begin allocating certain previously unallocated sales deductions from Other to various categories, primarily based on their respective net sales.
These changes do not impact the Company’s previously issued consolidated financial statements except for its segment and product category disclosures, which the Company intends to update for comparative purposes as described below and in the accompanying tables.
Recast Segment and Product Category Financial Information
The tables included in Exhibit 99.1 provide unaudited recast segment and product category financial information for the years ended December 31, 2020, 2019 and 2018 and each of the quarterly periods within those years. The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not affect the Company’s reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)The following exhibits are being filed herewith:

Exhibit Number	Description

99.1	Recast Historical Segment and Product Category Financial Information (unaudited)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 26, 2021

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
Name:	James K. Saccaro
Title:	Executive Vice President and
Chief Financial Officer